As filed with the Securities and Exchange Commission on June 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ATLAS LITHIUM CORPORATION

(Exact Name of registrant as specified in its charter)

Nevada	39-2078861
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Rua Antonio de Albuquerque, 156 – 17th Floor

Belo Horizonte, Minas Gerais, Brazil, 30.112-010

(Address of principal executive offices, including zip code)

Atlas Lithium Corporation Amended and Restated 2023 Stock Incentive Plan

(Full title of the Plan)

Marc Fogassa
Chief Executive Officer and Chairman
Atlas Lithium Corporation Rua Antonio de Albuquerque, 156 – 17th Floor

Belo Horizonte, Minas Gerais, Brazil, 30.112-010

(833) 661-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Era Anagnosti, Esq.

DLA Piper LLP (US)

500 8th Street, N.W.

Washington, DC 20004

(202) 799-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the Atlas Lithium Corporation 2023 Stock Incentive Plan, as amended and restated effective May 28, 2025 (the “Amended Plan”), is being filed for the purpose of registering the issuance of an additional 1,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Atlas Lithium Corporation (the “Registrant”) issuable pursuant to the Amended Plan. The Registrant previously registered the issuance of shares of its Common Stock issuable under the 2023 Stock Incentive Plan on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2023 (File No. 333-273083) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statement, except to the extent supplemented or amended or superseded by the information set forth or incorporated herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated in this Registration Statement by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), filed with the Commission on March 14, 2025;
(2)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report; and
(3)	The Registrant’s Registration Statement on Form 8-A (File No. 001-41552), filed with the Commission on November 8, 2022, which describes the terms, rights, and provisions applicable to the Registrant’s outstanding capital stock, as amended by the Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, as amended, contained in Exhibit 4.1 to the Annual Report, together with any amendment or report filed with the Commission that updates such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing or furnishing of such documents and reports. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.3 to the Registrant’s Form 8-K filed May 26, 2023)

4.2	Second Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.4 to the Registrant’s Form 8-K filed May 26, 2023)

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP

23.1*	Consent of Pipara & Co LLP, independent registered public accounting firm.

23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).

24.1*	Power of Attorney (contained on signature page hereto)

99.1*	Atlas Lithium Corporation Amended and Restated 2023 Stock Incentive Plan

107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, Country of the United States of America, on the 13th of June, 2025.

ATLAS LITHIUM CORPORATION

By:	/s/ Marc Fogassa
Name:	Marc Fogassa
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marc Fogassa and Tiago Miranda, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on the date set forth, and in the capacities indicated, below.

Name	Position	Date

/s/ Marc Fogassa	Chief Executive Officer and Chairman (Principal Executive Officer)	June 13, 2025
Marc Fogassa
/s/ Tiago Miranda	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 13, 2025
Tiago Miranda

/s/ Roger Noriega	Director	June 13, 2025
Amb. Roger Noriega

/s/ Cassiopeia Olson	Director	June 13, 2025
Cassiopeia Olson, Esq.

/s/ Stephen Petersen	Director	June 13, 2025
Stephen Petersen, CFA

/s/ Rodrigo Menck	Director	June 13, 2025
Rodrigo Menck